SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☐

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SUNRISE TELECOM INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

302 Enzo Drive

San Jose, California 95138

July 13, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Sunrise Telecom Incorporated will hold its Annual Meeting of Stockholders at 11:00 AM on Wednesday, August 12, 2009 at our offices at 302 Enzo Drive, San Jose, California.

At this meeting we will ask you to take the following actions:

Elect five members of our Board of Directors, as follows:

•	two directors to serve until the 2010 Annual Meeting of Stockholders

•	one director to serve until the 2011 Annual Meeting of Stockholders

•	two directors to serve until the 2012 Annual Meeting of Stockholders

In addition, any other business that may be properly brought before the Annual Meeting and any adjournment of the Annual Meeting may be transacted.

The Sunrise Telecom Board of Directors has selected July 8, 2009 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at 302 Enzo Drive, San Jose, California 95138, for ten days before the meeting.

It is important that you vote or grant your proxy to vote at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting, please vote by completing, signing and dating the enclosed proxy and mailing it promptly in the accompanying return envelope. You may revoke your proxy at any time before it is voted, and you may vote in person at the Annual Meeting even if you have returned a proxy. These and other voting procedures are explained in the following Proxy Statement.

This Proxy Statement, a proxy card and the 2008 Annual Report on Form 10-K are being distributed on or about July 13, 2009, to those entitled to vote.

By Order of the Board of Directors,

Kirk O. Williams

Chief Legal and Compliance Officer, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON AUGUST 12, 2009.

This proxy statement and the Company’s 2008 Annual Report on Form 10-K are available at www.sunrisetelecom.com/investors.

Your Vote is Important

Please vote as promptly as possible

by signing, dating and returning the proxy card

or attending the Annual Meeting in person.

302 Enzo Drive

San Jose, California 95138

PROXY STATEMENT

GENERAL INFORMATION

Who is soliciting my proxy?

The Board of Directors of Sunrise Telecom Incorporated is sending you this Proxy Statement in connection with its solicitation of proxies for use at Sunrise Telecom’s 2009 Annual Meeting of Stockholders to be held at 11:00 AM on Wednesday, August 12, 2009 at Sunrise Telecom’s offices at 302 Enzo Drive, San Jose, California. Certain directors, officers and employees of Sunrise Telecom may solicit proxies on behalf of the Board of Directors by mail, phone, fax or in person.

Who is paying for this solicitation?

Sunrise Telecom will pay for the solicitation of proxies. Sunrise Telecom also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Sunrise Telecom common stock.

What am I voting on?

You will be voting on the election of five members of the Board of Directors, as follows:

•	Jennifer J. Walt and Robert C. Pfeiffer to serve a one year term

•	Paul A. Marshall to serve a two year term; and

•	Henry P. Huff and Lyron L. Bentovim to serve a three year term.

Mr. Patrick Ang is not standing for re-election.

We do not expect any other matters to be brought before the Annual Meeting, but if any other matter is properly brought before the meeting your shares will be voted by the proxy holders as directed by the Board of Directors or, in the absence of such direction, as such proxy holders believe is in the best interests of Sunrise Telecom.

Why are we voting on directors for different terms?

Sunrise Telecom has not held an annual meeting of stockholders since May 11, 2005. Pursuant to our Bylaws, directors continue to serve until his or her successor is duly elected and qualified. As a result, the members of the Board of Directors continued in office since 2005. In 2008 Mr. Bentovim was appointed a member of the Board of

Directors. We have nominated each of the current directors for election by the stockholders to terms consistent with their original terms of service. If they are elected, they will serve out the remainder of the terms for which they are currently serving due to the fact that Sunrise Telecom had not held a stockholders meeting for their reelection. Mr. Ang is not standing for re-election to the Board.

Who can vote?

Only those who owned Sunrise Telecom common stock at the close of business on July 8, 2009, the record date for the 2009 Annual Meeting of Stockholders, are entitled to vote at the Annual Meeting. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting. This Proxy Statement, a proxy card and the 2008 Annual Report on Form 10-K are being distributed on or about July 13, 2009 to those entitled to vote.

How do I vote?

You may vote your shares either in person or by proxy. To vote by proxy, please mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the 2009 Annual Meeting of Stockholders and you want to vote in person – by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the vote by giving our Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy in time, the individuals named as proxy holders will vote your shares as you instruct. If you sign and return your proxy but do not mark your voting instructions, the individuals named as proxy holders will vote your shares FOR the election of the nominees for director.

What constitutes a quorum?

On the record date, Sunrise Telecom had 51,349,058 outstanding shares of common stock, $.001 par value per share. Voting can take place at the 2009 Annual Meeting of Stockholders only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. A broker non-vote occurs when a bank, broker, nominee or other holder of record holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

If you return a proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals to be voted on at the meeting. If you respond and mark your proxy to indicate that you abstain from voting, your vote will not affect the outcome of the proposal, but it will be counted toward determining whether a quorum is present at the meeting. If you do not respond, your vote will not be counted in the vote or in determining whether a quorum is present at the meeting.

What vote is needed to approve the election of directors?

The nominees receiving the most votes are elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker non-vote affect the outcome of the election.

None of the proposals are conditioned upon the approval by our stockholders of any of the other proposals.

Can I vote on other matters?

Sunrise Telecom’s Bylaws limit the business conducted at any annual meeting to (1) business in the notice of the meeting, (2) business directed by the Board of Directors, (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder notified our Secretary in writing (at Sunrise Telecom’s San Jose headquarters) no later than the close of business on the tenth day following the date the Notice of the Meeting was mailed or public disclosure of the meeting date was made.

The Board of Directors does not presently intend to bring any other business before the meeting, as so far as is known to the Board of Directors, no matters are to be brought before the meeting, except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that the proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

How do I make a proposal to be considered at the 2009 Annual Meeting of Stockholders?

Stockholder may propose matters for consideration at an annual meeting of stockholders, including nominees for director, by notifying our Secretary in writing (at our San Jose headquarters) no later than the close of business on the tenth day following the date the Notice of Meeting was mailed or on which we made a public announcement of the date of the meeting. We made a public announcement on May 7, 2009 that our Annual Meeting of Stockholders would be held on August 12, 2009. Since no shareholders proposed matters for consideration during the ten day period following our announcement, no shareholder proposals are included on the ballot.

What is the deadline for submitting a stockholder proposal for inclusion in the proxy statement for Sunrise Telecom’s 2010 Annual Meeting of Stockholders?

To be considered for presentation in the proxy statement for Sunrise Telecom’s 2010 Annual Meeting of Stockholders, all notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to the Secretary of Sunrise Telecom at our principal executive officers at 302 Enzo Drive, San Jose, CA 95138, no less than 90 days nor more than 120 days before the anniversary date of the 2009 Annual Meeting, August 12, 2010. However, if the annual meeting is held more than 30 days prior to or more than 60 days after August 12, 2010 and less than 60 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Secretary of Sunrise Telecom not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

The notice must include, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address of the stockholder and the number of shares of Sunrise Telecom common stock owned of record by such stockholder and beneficially by such beneficial owner. For the nomination of directors, the notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Sunrise Telecom common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and the nominee’s written consent to the nomination and to serve, if elected. As to any other business that a stockholder proposes to bring before the meeting, the notice must include a brief description of such business, the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and any other applicable requirements, including conditions established by the SEC.

Where can I find the Sunrise Telecom Code of Business Conduct and Ethics?

The Sunrise Telecom Code of Business Conduct and Ethics applies to all employees of Sunrise Telecom and its subsidiaries and members of the Sunrise Telecom Board of Directors. The Code of Business Conduct and Ethics, including any amendments to or waivers of certain segments of the Code of Business Conduct and Ethics relating to Sunrise Telecom’s Chief Executive Officer and certain financial officers, is available on the Sunrise Telecom Web site at www.sunrisetelecom.com, under Investors/Corporate Governance.

Is there a formal procedure for stockholders to communicate with the Board of Directors?

Sunrise Telecom does not have formal procedures for stockholder communications with the Board of Directors. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Secretary at 302 Enzo Drive, San Jose, CA 95138, with a request to forward the same to the intended recipient. In general, all stockholder communications delivered to our Secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholder’s instructions.

However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials, and instead inform Board members of the general nature of their existence. Information regarding the submission of comments or complaints relating to Sunrise Telecom’s accounting, internal accounting controls or auditing matters may be found on the Sunrise Telecom Web site at www.sunrisetelecom.com/ig/sarbanes_oxley.pdf.

Does Sunrise Telecom have a policy regarding director attendance at Annual Meetings of Stockholders?

We encourage all incumbent directors and nominees for election as director to attend the annual meetings of stockholders. Each Sunrise Telecom incumbent director, other than Mr. Bentovim who joined the Board in October 2008, attended our last annual meeting of stockholders, which was held in May 2005.

How many sets of materials are mailed to stockholders sharing the same last name and address?

We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designated to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.

Where can I find information about Sunrise Telecom?

Sunrise Telecom’s website may be found at www.sunrisetelecom.com. Sunrise Telecom makes available free of charge, on or through its website, its annual, quarterly and current reports, and any amendments to those reports, as soon as reasonably practicable after electronically filing such reports with the Securities and Exchange Commission. Stockholders may also obtain a copy of Sunrise Telecom’s Annual Report on Form 10-K, without charge, by written request addressed to Investor Relations, Sunrise Telecom Incorporated, 302 Enzo Drive, San Jose, California 95138.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

PROPOSAL ONE

ELECTION OF DIRECTORS

Sunrise Telecom’s Board of Directors is divided into three classes serving staggered three-year terms. At the 2009 Annual Meeting of Stockholders, you and the other stockholders will elect two individuals to serve as directors until the 2010 Annual Meeting of the Stockholders, one to serve until the 2011 annual meeting, and two to serve until the 2012 annual meeting.

The individuals named as proxy holders will vote your proxy for the election of the nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxy holders may vote for a substitute. The Board of Directors is not aware that any nominee is unwilling or will be unable to serve as a director if elected.

Below are the names and ages of the nominees, the year each became a director and their principal occupation or employment for at least the past five years.

Nominees for Election for a One Year Term Ending with the 2010 Annual Meeting of Stockholders

• Jennifer J. Walt, age 52	Ms. Walt has served as one of our directors of Sunrise Telecom and as the Chair of its Compensation Committee since March 2000. Ms. Walt serves as the Chair of the Compliance Subcommittee of the Audit Committee and as a member of the Audit Committee and the Corporate Governance/Nominating Committee. Ms. Walt has been an attorney with the law firm of Littler Mendelson, P.C. since 1983 and is a stockholder of that firm. Ms. Walt holds a J.D. from the University of California, Hastings College of the Law and a B.A. in History from Stanford University.

• Robert C. Pfeiffer, age 46	Mr. Pfeiffer co-founded Sunrise Telecom in October 1991 and has served as one of our directors since that time. Mr. Pfeiffer has also served as the Vice-Chairman of the Board since February 2006. Mr. Pfeiffer served as interim Vice President of Engineering from April 2006 to November 2006, as Vice President of Engineering from October 1991 to December 1999 and as our Chief Technology Officer from December 1999 until March 2001. Mr. Pfeiffer served as our Secretary from October 1991 to July 2000. Mr. Pfeiffer holds an M.B.A. and a B.S. in Electrical Engineering from Santa Clara University.

Nominee for Election for a Two Year Term Ending with the 2011 Annual Meeting of Stockholders

• Paul A. Marshall, age 51	Mr. Marshall co-founded Sunrise Telecom in October 1991 and has served as Chief Executive Officer since February 2006. Mr. Marshall served as Chief Operating Officer from December 1999 to February 2006, as Vice President of Marketing from March 1992 to February 2006, and as one of our directors since October 1991. Mr. Marshall also served as the Company’s Chief Financial Officer of Sunrise from March 1992 until December 1999 and Acting Chief Financial Officer from October 2002 to February 2005. Mr. Marshall holds an M.B.A. from the Harvard Business School and a B.S. in Mechanical Engineering from the University of California at Davis.

Nominees for Election for a Three Year Term Ending with the 2012 Annual Meeting of Stockholders

• Henry P. Huff, age 64	Mr. Huff has served as one of our directors of Sunrise Telecom since March 2000 and has served as the Chairman of the Audit Committee since that time. Mr. Huff has served as Chairman of the Board since February 2006. Mr. Huff also serves as a member of the Compensation Committee and the Corporate Governance/Nominating Committee. Since May 2000, Mr. Huff has served as the part-time Chief Financial Officer of Cambrian Ventures, a venture capital fund. Mr. Huff was Vice President, Finance and Chief Financial Officer of NorthPoint Communications Group Inc., a provider of DSL service from June 1998 until his retirement in May 2000. Mr. Huff holds a B.S. in Business Administration from the University of California at Berkeley and is a Certified Public Accountant in the State of California.

• Lyron L. Bentovim, age 40	Lyron L. Bentovim has served as a Director of Sunrise Telecom and as Chair of the Strategy Committee since October 2008. Mr. Bentovim also serves as a member of the Audit Committee and the Compensation Committee. Mr. Bentovim has been a Managing Director of SKIRITAI Capital LLC since 2002. From 2000 to 2001, he served as President and COO of WebBrix, Inc. Prior to that, Mr. Bentovim served as a strategy consultant with USWeb/CKS, the Mitchell Group and McKinsey & Company. Mr. Bentovim is also a director of Top Image Systems, Argonaut Technologies, Inc., Three Five Systems, Inc. and Manhattan Bridge Capital (Loan). Mr. Bentovim has an MBA from Yale Business School and a Law Degree from the Hebrew University in Jerusalem.

The Board of Directors recommends a vote “FOR” the election of each of the nominated directors.

Proxy – Sunrise Telecom Incorporated

Sunrise Telecom Incorporated

Annual Meeting of Stockholders

Wednesday, August 12, 2009, at 11:00 a.m.

302 Enzo Drive, San Jose, California 95138

Proxy Solicited by Board of Directors for Annual Meeting of Stockholders –

Wednesday, August 12, 2009

The undersigned hereby appoints Paul A. Marshall and Richard D. Kent, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of SUNRISE TELECOM INCORPORATED to be held at the Company’s offices at 302 Enzo Drive, San Jose, California 95138, on Wednesday, August 12, 2009, at 11:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of Robert C. Pfeiffer, Jennifer J. Walt, Paul A. Marshall, Henry P. Huff and Lyron L. Bentovim as directors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side.)

Meeting Information		How To Vote
Meeting Type:	Annual Meeting	Vote In Person
Meeting Date: Meeting Time: For holders as of:	August 12, 2009 11:00 AM PDT July 8, 2009	Should you choose to vote these shares in person at the meeting you must request a “legal proxy”. To request a legal proxy please follow the instructions on the material.

Meeting Location:

SUNRISE TELECOM INCORPORATED 302 Enzo Drive San Jose, CA 95138

Broadridge Internal Use Only

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Voting items

The Board of Directors recommends that you vote “For” the following.

1. Election of Directors				B A R C O D E
Nominees	For	Against	Abstain
01 Jennifer J. Walt	☐	☐	☐
02 Robert C. Pfeiffer	☐	☐	☐
03 Paul A. Marshall	☐	☐	☐
04 Henry P. Huff	☐	☐	☐
05 Lyron L. Bentovim	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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Reserved for Broadridge Internal Control Information

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO

BANKS AND BROKERS

AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

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